UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 30, 2014

GILEAD SCIENCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA
(Address of principal executive offices)
94404
(Zip Code)
(650) 574-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
In 2012, Gilead Sciences, Inc. (Gilead) received notices that Lupin Ltd. (Lupin) submitted abbreviated new drug applications (ANDAs) to the U.S. Food and Drug Administration (FDA) requesting permission to manufacture and market generic versions of Gilead's Truvada® (emtricitabine and tenofovir disoproxil fumarate) and Viread® (tenofovir disoproxil fumarate). In the notices, Lupin alleged that patents associated with tenofovir disoproxil fumarate and emtricitabine are invalid, unenforceable and/or would not be infringed by Lupin's manufacture, use or sale of generic versions of Truvada and Viread. In 2012, Gilead filed lawsuits against Lupin in U.S. District Court for the Southern District of New York (the NY District Court) for infringement of its patents.
In May 2014, Lupin amended its ANDAs to certify that it is no longer seeking approval to market generic versions of Truvada and Viread prior to the expiration of the four patents associated with tenofovir disoproxil fumarate in January 2018 (including pediatric exclusivity). As a result, on May 30, 2014, the NY District Court granted Gilead and Lupin's Joint Motion for Order of Dismissal in Gilead's patent infringement lawsuit against Lupin for the tenofovir disoproxil fumarate patents. The Joint Motion for Dismissal will be filed with the Federal Trade Commission and the Department of Justice as required by law.
The dismissal of this lawsuit does not impact Gilead's on-going patent infringement lawsuit against Lupin for infringement of the patents associated with emtricitabine.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)
/s/ Brett A. Pletcher
Brett A. Pletcher Senior Vice President and General Counsel

Date:    June 2, 2014